ALANCO TECHNOLOGIES, INC.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010


                                 PROXY STATEMENT


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held October 18, 2002

TO THE SHAREHOLDERS OF ALANCO TECHNOLOGIES, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Technologies, Inc., an Arizona corporation ("Alanco" or the "Company"), will be held at 15900 North 78th Street, Scottsdale, Arizona 85260, on October 18, 2002, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1   ELECTION OF DIRECTORS.

Proposal No. 2   APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF
                 DIRECTORS TO DECLARE, ONLY IF NECESSARY, A REVERSE SPLIT
                 OF THE OUTSTANDING STOCK ON A BASIS NOT TO EXCEED ONE
                 SHARE OF STOCK FOR UP TO TEN SHARES OUTSTANDING. IF THE
                 BOARD OF DIRECTORS HAS NOT EFFECTED THE ACTION
                 CONTEMPLATED HEREUNDER BY DECEMBER 31, 2005, THIS
                 AUTHORIZATION WILL CEASE.

Proposal No. 3   APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES
                 OF INCORPORATION, WHICH AMENDMENT WILL AUTHORIZE THE BOARD
                 OF DIRECTORS OF THE COMPANY TO REDEEM SHARES OF THE
                 COMPANY'S STOCK AT MARKET PRICE FROM SHAREHOLDERS HOLDING
                 UP TO 99 SHARES, IN ORDER TO REDUCE THE COSTS ASSOCIATED
                 WITH REQUIRED SHAREHOLDER COMMUNICATIONS.

Proposal No. 4   APPROVAL OF THE ALANCO 2002 STOCK OPTION PLAN.

Proposal No. 5   APPROVAL OF THE ALANCO 2002 DIRECTORS AND OFFICERS STOCK
                 OPTION PLAN.

Proposal No. 6   APPROVAL OF A PROPOSAL AUTHORIZING THE BOARD OF
                 DIRECTORS TO CHANGE THE CORPORATE NAME OF THE COMPANY, IF
                 AND WHEN THE BOARD BELIEVES IT IS APPROPRIATE, PRUDENT,
                 AND IN THE BEST INTERESTS OF ALANCO AND ITS SHAREHOLDERS.
                 THIS AUTHORIZATION WILL BE IN EFFECT UNTIL DECEMBER 31,
                 2005.

Holders of the outstanding Common Stock and Preferred Stock of the Company of record at the close of business on August 26, 2002, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.


Scottsdale, Arizona                                   ADELE L. MACKINTOSH
September 19, 2002                                         SECRETARY

                            ALANCO TECHNOLOGIES, INC.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 18, 2002

                               GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Technologies, Inc., an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 15900 North 78th Street, Scottsdale, Arizona 85260, on the 18th day of October, 2002, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before September 19, 2002.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

Shares not voting as a result of a proxy not marked or marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting unless such proxies have previously been revoked. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy.)

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2002, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

Voting rights are vested in the holders of the Company's Common Stock and Preferred Stock. Only shareholders of record at the close of business on August 26, 2002 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. As of August 26, 2002, the Company had 17,549,061 shares of Common Stock outstanding and 50,632 shares of Preferred Stock outstanding. Each Common share is entitled to one vote and each Preferred share is entitled to thirteen votes, which is the equivalent number of common shares into which the preferred stock is convertible. If the number of common shares into which the preferred stock is convertible (the "common stock equivalent") is considered, the total shares eligible to vote, including the common stock and the common stock equivalent, on the record date are 18,207,277 shares, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors and approve each proposal.

Each shareholder present, either in person or by proxy, will have cumulative voting rights with respect to the election of Directors. Under cumulative voting, each shareholder is entitled to as many votes as is equal to the number of shares of Common Stock (or common stock equivalent) of the Company held by the shareholder on the Record Date multiplied by the number of directors to be elected, and such votes may be cast for any single nominee or divided among two or more nominees. The seven nominees, or such fewer number of nominees as may stand for election, receiving the highest number of votes will be elected to the Board of Directors. There are no conditions precedent to the exercise of cumulative voting rights. Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Proxy Statement (the "Proxy Holders") will vote the proxies received by them for the Company's seven nominees set forth in "Election of Directors" below. If additional persons are nominated for election as directors, the Proxy Holders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the Company's nominees as possible, and, in such event, the specific nominees for whom votes will be cast will be determined by the Proxy Holders. If authority to vote for any nominee of the Company is withheld in any proxy, the Proxy Holders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees of the Company.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND OF MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each shareholder known by Alanco to be the beneficial owner of more than 5% of the outstanding Alanco common stock as of August 26, 2002. Information regarding the stock ownership of Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, and Donald E. Anderson, Alanco Director, is also shown in the table in the following section, Current Directors and Officers.

                                                 Five Percent Owners
                                                                                                               Total
                                                                                                             Stock and
                                                                                                  Total      Options &
                                                          Shares       Total     Exercisable  Stock Owned   Warrants
                                  Common    Preferred     Owned       Common        Stock         And      Percent of
                                  Shares      Shares    Percent of     Share      Options &    Options &     Common
                                  Owned       Owned     Class (4)   Equivalent    Warrants     Warrants     Class (5)
                                  --------- ----------  ----------  -----------  ----------   ----------  ----------
Technology Systems                6,000,000          0       34.19%   6,000,000           0    6,000,000     32.95%
    International, Inc. (1)
Robert R. Kauffman                  820,132          0        4.67%     820,132   1,505,000    2,325,132     11.80%
Donald E. Anderson                  825,322          0        4.70%     825,322     500,000    1,325,322      7.08%
M. Jamil Akhtar, M.D. (2)                 0     50,632      100.00%     658,216     500,000    1,158,216      6.19%
EMS Technologies, Inc. (3)        1,000,000          0        5.70%   1,000,000           0    1,000,000      5.49%

(1) The Company anticipates that Technology Systems International, Inc. (TSI) will distribute the 6,000,000 shares of Alanco common stock on a pro-rata basis to their shareholders. TSI's address is 15575 North 83rd Way, Suite 4, Scottsdale, Arizona 85260.
(2) M. Jamil Akhtar, M.D. currently owns 100% of the outstanding Series B Convertible Preferred Stock of the Company. Each share of preferred stock is convertible into thirteen (13) shares of Class A Common Stock. Dr. Akhtar's address is 1454 South Dobson,
     Suite One, Mesa, Arizona 85202.
(3) The address for EMS Technologies, Inc. is 660 Engineering Drive, Norcross, Georgia 30092.
(4) The percentages for Common Stock shown are calculated based upon 17,549,061 shares of common stock outstanding on August 26, 2002. The percentages for Preferred Stock are calculated based upon 50,632 shares of preferred stock outstanding on August 26, 2002.

(5) In calculating the percentage of ownership, option and warrant shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholders.

Current Directors and Officers

The following table sets forth the number of exercisable stock options and the number of shares of the Company's Common Stock beneficially owned as of August 26, 2002, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

                                                          Securities of the Registrant Beneficially Owned (1)
                                            -------------------------------------------------------------------------------
                                                                   Shares                         Total          Total
                                                                    Owned                         Stock        Stock and
                                                  Number          Percent      Exerciseable       Owned         Options
        Name of                                of Shares         of Class        Stock             And         Percent of
    Beneficial Owner          Title (2)            Owned             (7)         Options (8)     Options       Class (9)
-----------------------      -----------     ------------       ----------    ---------------   ---------     -------------

Robert R. Kauffman  (3)        Dir/COB/          820,132            4.67%         1,505,000       2,325,132       12.20%
                                 CEO
John A. Carlson                Dir/EVP/          154,958            0.88%           500,000         654,958        3.63%
                                 CFO
Harold S. Carpenter              Dir             135,441 (5)        0.77%            80,000         215,441        1.22%
James T. Hecker                  Dir              27,393 (6)        0.16%            80,000         107,393        0.61%
Steven P. Oman                   Dir              20,000            0.11%           105,000         125,000        0.71%
Thomas C. LaVoy                  Dir              91,930            0.52%            60,000         151,930        0.86%
Donald E. Anderson (4)           Dir             825,322            4.70%           500,000       1,325,322        7.34%

Officers and Directors as a Group              2,075,176           11.82%         2,830,000       4,905,176       24.07%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares that may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days are deemed beneficially owned. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.
(2) Dir is Director; COB is Chairman of the Board; CEO is Chief Executive Officer; EVP is Executive Vice President; CFO is Chief Financial Officer.
(3) The address for Mr. Kauffman is: c/o Alanco Technologies, Inc., 15575 N. 83rd Way, Suite 3, Scottsdale, AZ 85260.
(4) The number of shares and warrants owned includes The Anderson Family Trust, owner of 505,322 shares of Alanco common stock and 200,000 exercisable warrants, Programmed Land, Inc., owner of 320,000 shares of Alanco common stock and 200,000 exercisable warrants, both of which Mr. Anderson claims beneficial ownership, and 100,000 exercisable warrants owned by The Anderson Family Trust. Mr. Anderson's address is 11804 North Sundown Drive, Scottsdale, Arizona 85260.
(5) Excludes 432,632 shares of Common Stock and 20,000 warrants to purchase Common Stock owned by Heartland Systems Co., a company for which Mr. Carpenter serves as an officer. Mr. Carpenter disclaims beneficial ownership of such shares.
(6) Excludes 522,260 shares of Common Stock and 20,000 warrants to purchase Common Stock owned by Rhino Fund LLLP. The fund is controlled by Rhino Capital Incorporated, for which Mr. Hecker serves as Treasurer and General Counsel. Mr. Hecker disclaims beneficial ownership of such shares.
(7) The percentages shown are calculated based on a total of 17,549,061 shares of common stock outstanding on August 26, 2002. The percentages do not include 50,632 shares of preferred stock outstanding, each share of which is convertible into thirteen shares of common stock and therefore equivalent in voting power to 658,216 shares of common stock.
(8) Represents unexercised stock options issued to named executive officers and directors. All options issued to the executive officers and directors were exercisable at August 26, 2002.
(9) The number and percentages shown include the shares of common stock actually owned as of August 26, 2002 and the shares of common stock that the identified person or group had a right to acquire within 60 days after August 26, 2002. In calculating the percentage of ownership, shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholders.

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation/Administration Committee, which was formed in 1995 and is composed of independent directors who are not employees of the Company. The Compensation/Administration Committee is comprised of Messrs. Harold Carpenter and James Hecker. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and serves as the Administrative Committee for the Company's Stock Option Plans. The Compensation/Administration Committee met two times during the fiscal year ended June 30, 2002.

The Board of Directors also has an Audit Committee, also formed in 1995. The Audit Committee, comprised of Messrs. Harold Carpenter, James Hecker, and Thomas LaVoy, all of whom have significant business experience and are deemed to be financially knowledgeable, serves as a liaison between the Board and the Company's auditor. The Audit Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance with Company policies. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management, and internal audit, various matters related to its internal accounting controls. The Audit Committee is comprised of independent members as defined under the National Association of Securities Dealers listing standards. The Audit Committee met four times during the fiscal year ended June 30, 2002. All meetings held by the Board of Directors' committees were attended by each of the directors serving on such committees.

The Company's Board of Directors held four meetings during the fiscal year ended June 30, 2002, at which time all Directors were present.

In July 2002 Mr. Robert H. Friesen submitted his resignation as a member of Alanco's Board of Directors due to personal reasons. Upon nomination and approval by the Board, Mr. Donald E. Anderson was elected to serve as a Director until the next election of the Board of Directors by the Shareholders. All current members of the Board of Directors' committees are expected to be nominated for reelection at a meeting of the Board of Directors following the annual meeting.

Compliance with Section 16(a) of Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that as of the date of filing of this Proxy Statement, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 2002, 2001 and 2000 to the Company's Chief Executive Officer and the only other executive officer of the Company whose salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers"). No stock appreciation rights ("SARs") have been granted by the Company to any of the Named Executive Officers during the last three fiscal years.

                                 Annual          Compensation
            Name and           ------------------------------------     Long  Term Compensation
                                                           Other          Securities (# shares)
            Principal          Annual                      Annual          Underlying Options
            Position           Salary        Bonus     Compensation (1)    Granted during FY
            --------           ------        -----     ------------        -----------------
Robert R. Kauffman, C.E.O.
             FY 2002           $134,812       None         $17,400             250,000
             FY 2001           $129,000       None         $17,400             200,000
             FY 2000           $111,000       None         $17,400             200,000
John A. Carlson, C.F.O.
             FY 2002           $124,270       None          $9,280             100,000
             FY 2001           $119,250       None          $8,980             100,000
             FY 2000           $102,000     $25,000         $7,965             100,000

(1) Represents supplemental executive benefit reimbursement for the year and Company matching for Alanco's 401(K) Profit Sharing Plan.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2002, to each of the Named Executive Officers and/or Directors and to all other employees as a group. No stock appreciation rights ("SARs") have been granted by the Company.

                                INDIVIDUAL GRANTS
                             Number of
                            Securities       % of Total
                            Underlying         Options        Exercise
                              Options        Granted to        Price             Grant           Expiration
         Name               Granted (#)       Employees        ($/Sh)            Date               Date
        -----               ----------       ----------       --------           -----           ----------

Robert Kauffman                250,000          7.81%          $1.00           10/29/01           10/29/11
John Carlson                   100,000          3.12%          $1.00           10/29/01           10/29/11
Harold Carpenter                20,000          0.62%          $1.00            8/1/01             8/1/11
James Hecker                    20,000          0.62%          $1.00            8/1/01             8/1/11
Steven Oman                     20,000          0.62%          $1.00            8/1/01             8/1/11
Steven Oman                     25,000          0.78%          $1.00            5/16/02            5/16/12
Thomas LaVoy                    20,000          0.62%          $1.00            8/1/01             8/1/11
Robert Friesen                  20,000          0.62%          $1.00            8/1/01             8/1/11
Other Employees              2,727,500          85.17%         $1.00            Various              (1)

Total                        3,202,500

(1) These options expire ten years from the date of grant. Options for 625,000 of the 2,727,500 shares vest over a two-year period from grant date, and the balance of 2,102,500 shares, which were granted to employees of Technology Systems International, Inc., vest over a three-year period from date of grant.

Unless otherwise noted, options are granted at "grant-date market." During the fiscal year, 1,058,858 previously granted stock options expired or were cancelled.

Aggregated Options - Exercised in Last Fiscal Year and Option Values at Fiscal
                     Year End

The following table sets forth the number of exercised and unexercised options held by each of the Named Executive Officers and/or Directors at June 30, 2002, and the value of the unexercised, in-the-money options at Fiscal Year End.

                                                                               Value of
                                                            Unexercised      Unexercised
                             Shares            Value        Options at       In-The-Money
                           Acquired On       Realized     Fiscal Year End    Options (3)
         Name               Exercise          ($) (1)      (Shares) (2)         At FYE
         ----              -----------       --------     ---------------    -----------
Robert Kauffman                None             $0           1,505,000           $50,000
John Carlson                   None             $0             500,000            $5,000
Harold Carpenter               None             $0              80,000                $0
James Hecker                   None             $0              80,000                $0
Steven Oman                    None             $0             105,000                $0
Thomas LaVoy                   None             $0              60,000                $0
Donald Anderson                None             $0             500,000                $0

(1) Calculated as the difference between closing price on the date exercised and the exercise price, multiplied by the number of options exercised.
(2) Represents number of securities underlying unexercised options at Fiscal Year End. All options issued to Named Executive Officers and Directors were exercisable at Fiscal Year End.
(3) Calculated as the difference between closing price on June 28, 2002 and the exercise price, for those options with an exercise price less than the closing price, multiplied by the number of applicable options.

Option Grants Subsequent to Fiscal Year End

There were no options granted to officers or directors subsequent to fiscal year end.

Employment Agreements and Executive Compensation

The named Executive Officers are at-will employees without employment agreements.

Compensation of Directors

During Fiscal Year 2002, non-employee Directors were compensated for their services in cash ($750 per meeting per day up to a maximum of $1,500 per meeting) and through the grant of options to acquire shares of Common Stock as provided by the 1996, 1998, 1999, and 2000 Directors and Officers Stock Option Plans (the "D&O Plans") which are described below. All Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings.

The 1996 Directors and Officers Stock Option Plan was approved by the Board of Directors on September 9, 1996. Shareholders approved the 1998, 1999, and 2000 Directors and Officers Stock Option Plans on November 6, 1998, November 5, 1999, and November 10, 2000, respectively. The purpose of the 1996, 1998, 1999, and 2000 D&O Plans is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. All Directors and Executive Officers of the Company are eligible to participate in the 1996, 1998, 1999, and 2000 Plans. Newly appointed Directors receive an option to purchase 20,000 shares of common stock at fair market value. Upon each subsequent anniversary of the election to the Board of Directors, each non-employee Director receives an additional option to purchase 20,000 shares of common stock at fair market value.

Transactions with Management

During the fiscal year 2002 first quarter, Robert R. Kauffman, Chief Executive Officer, repaid in full a personal promissory note in the amount of $47,875, plus all accrued interest.

Mr. Steve Oman, a member of the Board of Directors and a nominee, received compensation in the amount of $99,310 for legal services to the Company for the fiscal year.

                       AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors is currently comprised of three independent directors, and operates under a written charter adopted by the Board. The members of the Audit Committee are Harold S. Carpenter, James T. Hecker, and Thomas C. LaVoy.

The Audit Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance by the Company with Company policies. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management, and internal audit, various matters related to its internal accounting controls. During the last fiscal year, there were four meetings of the Audit Committee.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee is responsible for overseeing and monitoring the quality of the Company's accounting and auditing practices.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and may not be experts in the fields of accounting or auditing, or in determining auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

Review of Audited Financial Statements

In this context, the Audit Committee reviewed and discussed the Company's audited financial statements with management and with the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditor's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards, ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90, "Audit Committee Communications."

The Company's auditors provided to the Committee written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committee." The Audit Committee discussed with the auditors their independence from the Company, and considered the compatibility of non-audit services with the auditor's independence.

Audit Fees

The aggregate fees billed by Semple & Cooper, LLP, the Company's independent auditor, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and the review of the financial statements included in the Company's Forms 10-QSB for such fiscal year were approximately $45,000.

Financial Information Systems Design and Implementation

There were no fees billed for the professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Semple & Cooper, LLP for the fiscal year ended June 30, 2002.

All Other Fees

Semple & Cooper, LLP billed the Company during the current fiscal year a total of approximately $7,000 for tax preparation and tax consulting services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Recommendation

Based on the Audit Committee's discussion with management and the auditors, and the Audit Committee's review of the representations of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE
                                 Harold S. Carpenter
                                 James T. Hecker
                                 Thomas C. LaVoy
-------------------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the commission and is not be to incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal No. 1     ELECTION OF DIRECTORS

The Articles of Incorporation presently provide for a Board of Directors of not more than nine members. The number of Directors of the Company has been fixed at seven by the Company's Board of Directors. The Company's Board of Directors recommends the election of the seven nominees listed below to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the seven nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:

                                                                Year
        Name              Age            Position          First Director
        ----              ---            --------          --------------
Harold S. Carpenter       68             Director               1995
James T. Hecker           45             Director               1997
Robert R. Kauffman        62      Director/C.O.B./C.E.O.        1998
Thomas C. LaVoy           42             Director               1998
Steven P. Oman            53             Director               1998
John A. Carlson           55      Director/E.V.P./C.F.O.        1999
Donald E. Anderson        68             Director               2002

Business Experience of Nominees

Robert R. Kauffman: Mr. Kauffman was appointed as Chief Executive Officer and Chairman of the Board effective July 1, 1998. Mr. Kauffman was formerly President and Chief Executive Officer of NASDAQ-listed Photocomm, Inc., from 1988 until 1997 (since renamed Kyocera Solar, Inc.). Photocomm was the nation's largest publicly owned manufacturer and marketer of wireless solar lectric power systems with annual revenues in excess of $35 million. Prior to Photocomm, Mr.Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company. Mr.Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Harold S. Carpenter: Mr. Carpenter is presently the President of Superiorgas Co., Des Moines, Iowa, which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment company affiliated with Superiorgas Co. Mr.Carpenter founded these companies in 1984 and 1980, respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa, which is a real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa, which manufactured air pollution control equipment. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelor of Science and Commerce degree.

James T. Hecker: Mr. Hecker is both an Attorney and a Certified Public Accountant. Since 1987 Mr. Hecker has been Vice President, Treasurer and General Counsel of Rhino Capital Incorporated, Evergreen, Colorado, a private capital management company which manages a $60 million portfolio. He also served since 1992 as a trustee of an $11 million charitable trust. From 1984 to 1987, Mr. Hecker was the Controller of Northern Pump Company, Minneapolis, Minnesota, a multi-state operating oil and gas company with more than 300 properties, with responsibility of all accounting and reporting functions. Prior to that, from 1981 to 1984, Mr. Hecker was Audit Supervisor of Total Petroleum, Inc., Denver, responsible for all phases of internal audit and development of audit and systems controls. Mr. Hecker received a J.D. degree from the University of Denver in 1992, and a B.B.A. degree in Accounting and International Finance from the University of Wisconsin in 1979. He is a member in good standing of the Colorado and the American Bar Associations, the Colorado Society of CPAs, and the American Institute of CPAs.

Steven P. Oman: Mr. Oman was appointed to the Board in June 1998. Since 1991 Mr. Oman has been in the private practice of law in Phoenix, Arizona. From 1986 to 1991, Mr. Oman served as Vice President and General Counsel of Programmed Land, Inc., a Scottsdale-based diversified holding company engaged in real estate, including ownership, development, marketing and management of properties, as well as non-real estate subsidiaries involved in the electronics and automotive industries. Prior to that, from 1978 to 1986, Mr.Oman was President and General Counsel of Charter Development, Inc., a real estate development firm in St. Paul, Minnesota. Mr.Oman received a J.D. degree, cum laude, in 1975 from William Mitchell College of Law, St.Paul, and a Bachelor of Mechanical Engineering degree from the University of Minnesota, Institute of Technology, Minneapolis, in 1970.

Thomas C. LaVoy: Thomas C. LaVoy has served as Chief Financial Officer of SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998. From September 1987 to February 1997, Mr.LaVoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc. Mr.LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983. Mr.LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant.

John A. Carlson: Mr. Carlson, Executive Vice President and Chief Financial Officer of Alanco Technologies, Inc., joined the Company in September 1998 as Senior Vice President/Chief Financial Officer. Mr. Carlson started his career with Price Waterhouse & Co. in Chicago, Illinois. He has over twenty-five years of public and private financial and operational management experience, including over twelve years as Chief Financial Officer of a Fortune 1000 printing and publishing company. He earned his Bachelor of Science degree in Business Administration at the University of South Dakota, and is a Certified Public Accountant.

Donald E. Anderson: Donald E. Anderson is President and owner of Programmed Land, Inc., a Minnesota and Scottsdale, Arizona, based company. Programmed Land is a diversified holding company engaged in real estate, including ownership, development, marketing and management of properties. He is also majority owner of a company involved in the automotive industry. From 1988 until 1997, Mr. Anderson was Chairman of the Board of NASDAQ-listed Photocomm, Inc., a company involved in the solar electric business. Since 1983, Mr. Anderson has also been President of Pine Summit Bible Camp, a non-profit organization that operates a year-round youth camp in Prescott, Arizona. Mr.Anderson has a B.A. degree in accounting.

Proposal No. 2     APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF
                   DIRECTORS TO DECLARE, ONLY IF NECESSARY, A REVERSE SPLIT
                   OF THE OUTSTANDING COMMON STOCK ON THE BASIS OF ONE SHARE
                   OF COMMON STOCK FOR UP TO TEN SHARES OUTSTANDING. IF THE
                   BOARD OF DIRECTORS HAS NOT EFFECTED THE ACTION
                   CONTEMPLATED HEREUNDER BY DECEMBER 31, 2005, THIS
                   AUTHORIZATION WILL CEASE.

The Board of Directors has recommended a proposal to the Company's Shareholders authorizing the Board of Directors to declare a reverse stock split of the Company's Common Stock if Management determines that a reverse split would be necessary to keep the Common Stock eligible to be quoted on The NASDAQ Stock Market ("NASDAQ") or for other suitable reasons that the Board determines is appropriate and in the best interests of the Company and its Shareholders. The effective date and the precise number of shares to be converted is to be determined by the Company's Board of Directors at a later time, but under no circumstances would the reverse stock split be greater than 1 for 10. (This is a similar proposal that the Shareholders approved at the Shareholder Meeting of November 6, 1998, at the Shareholder Meeting of November 5, 1999, and at the Shareholder Meeting of November 10, 2000. Authorization under those proposals extended to October 31, 1999, October 31, 2000, and October 31, 2002, respectively, and has not been used. The Board of Directors believes the continuation of that proposal through December 31, 2005, is prudent for the reasons explained below.) The Board is requesting Shareholder authorization to declare up to 1 for 10 reverse stock split of the Company's Common Stock, only if necessary, in order to keep the Common Stock eligible to be quoted on The NASDAQ Stock Market ("NASDAQ") or to effect any other suitable cause that is in the best interests of the Company and its shareholders. The Board of Directors desires not to effect such a reverse stock split but believes that retaining the Company's listing on NASDAQ is crucial to Shareholder value and liquidity and the Company's long-term business prospects.

It is recommended that the shareholders give authorization until December 31, 2005, to the Board of Directors to effect up to a 1 for 10 reverse stock split of the Company's Common Stock. Assuming that a reverse stock split would cause the trading price of the Company's Common Stock to increase in the same proportion as the amount of the split, a reverse stock split would result in a proportionate increase in the quoted bid price of the Common Stock, thereby exceeding NASDAQ's minimum bid price of $1.00, or providing compliance with stock price requirements for any other purpose.

For example, if the Board of Directors elects to effect a 1 for 3 reverse stock split, each three issued shares of the Company's Common Stock held on the effective date will automatically be converted into one share of Common Stock. No fractional shares will be issued. At the discretion of the Board of Directors, fractional shares created by the reserve stock split may either be rounded to the nearest whole share or cash will be paid for such fractional shares.

EFFECT OF REVERSE SPLIT ON HOLDERS OF ODD LOTS OF SHARES

If the maximum 1 for 10 reverse split is authorized and declared, the reverse split would result in holders of 990 or fewer shares holding an "odd lot" or less than 100 shares. A securities transaction of 100 or more shares is a "round lot" transaction of shares for securities trading purposes and a transaction of less than 100 shares is an "odd lot" transaction. Round lot transactions are the standard size requirements for securities transactions and odd lot transactions may result in higher transaction costs to the odd lot seller.

Proposal No. 3     APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

Article IV of the Articles of Incorporation of the Company shall be amended by adding the following provisions at the end thereof:

     The Board of Directors of the Corporation shall have power and authority, without further action on the part of the stockholders, to redeem, from time to time, shares of the Corporation's stock from shareholders holding less than the number of shares determined by the Board of Directors (up to and including 99 shares), at the current market price for said shares as determined by the Board of Directors. Such redemptions shall be accomplished uniformly from all shareholders holding fewer than the number of shares determined by the Board of Directors upon the record date(s) established by the Board of Directors for such purpose. The Corporation shall notify each qualifying shareholder of the redemption date of their shares and the procedure to tender their shares and receive payment therefor. As of the redemption date, said shares shall be assumed cancelled by the corporation for all purposes, whether said shares are actually tendered to the Corporation as long as the Corporation makes adequate provision for payment of the redemption price. Any redemption authorized by this paragraph shall comply with all provisions of relevant law.

The purpose of the proposed Amendment is to authorize the Board of Directors to redeem, from time to time, shares of the Company's stock held by shareholders holding less than a whole lot (100 shares) due to the costs incurred by the Company in communicating with shareholders as required by relevant state and federal law as well as by the National Association of Securities Dealers. The cost to communicate with each shareholder varies based upon the size and number of communications, but such cost can exceed $12.00 per shareholder per year. The cost of communication sometimes exceeds the market value of the shares held by individual shareholders. In addition, the costs to be incurred by the shareholders in selling small quantities of shares may make such dispositions impracticable. For these reasons, the Board of Directors has determined that the proposed Amendment to the Company's Articles of Incorporation are fair and in the best interests of the Company and its shareholders, and unanimously recommends that you vote in favor of the proposal.

Proposal No. 4     APPROVAL OF THE ALANCO 2002 STOCK OPTION PLAN

The Company's Board of Directors approved submitting the Alanco Technologies, Inc. 2002 Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock.

The Options granted to Employees can be either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Statutory Options." The issuance of qualified Incentive Stock Options pursuant to this Plan is not expected to be a taxable event for qualified recipients until such time that the recipient elects to sell the shares received from the exercise whereupon the recipient is expected to recognize income to the extent the sale price of the shares exceeds the exercise price of the option on the date of sale. The issuance of Non-Statutory Stock Options pursuant to this Plan is not expected to result in a tax liability to the recipient since the options are granted at fair market value on date of grant. The recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by an Administrative Committee of the Board of Directors. The Plan may issue Options to acquire up to 1,500,000 shares to Employees. The Company will not receive any consideration for the grant of options under the Plan and the approximate market value of the shares to be reserved for the plan is $951,000 based upon the average ten trading day closing price for the Company's common stock for the period ending August 23, 2002. The maximum number of shares subject to Incentive Stock Options granted to any one Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed ten years from the date of Grant. Incentive Stock Options are exercisable once vested. Twenty-five percent (25%) of the shares issuable under the Options shall vest six months from date of Grant provided that the Optionee has remained an Employee of the Company for not less than six months from date of Grant, twenty-five percent (25%) of the shares issuable under the Options shall vest one year from date of Grant provided that the Optionee has remained an Employee of the Company for not less than one year from the date of Grant, and the remaining fifty percent (50%) shall vest two years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than two years from the date of Grant, or other alternative vesting as may be determined by the Administrative Committee. Otherwise, the Incentive Stock Options shall lapse. The Incentive Stock Options must be exercised within 90 days following termination of relationship with the Company, or within one (1) year following death or permanent and total disablement of the Optionee. The vesting schedule, and the exercise schedule following termination, death or total and permanent disablement of the Optionee, of Non-Statutory Stock Options will be determined by the Committee at the time of grant. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

All Employees of the Company and its subsidiaries are eligible to participate in the Plan. An Employee is defined in the Plan as a person, including officers and directors, employed by the Company who in the judgment of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part-time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan. Neither the Board of Directors nor the Administrative Committee have estimated the number of Options to be granted to Employees and are expected to make this determination on a discretionary basis. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

Proposal No. 5     APPROVAL OF THE ALANCO 2002 DIRECTORS AND OFFICERS  STOCK
                   OPTION PLAN

The Company's Board of Directors approved submitting the Alanco Technologies, Inc. 2002 Directors and Officers Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Executive Officers of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock.

The Options granted are not "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by an Administrative Committee, which shall consist of up to three (3) individuals appointed by the Board from among its members, at least two (2) of which are non-employee Directors. The Plan may issue Options to acquire up to 500,000 shares to Directors and Executive Officers. The Company will not receive any consideration for the grant of options under the Plan and approximate market value of the shares to be reserved for the plan is $317,000 based upon the average ten trading day closing price for the Company's common stock for the period ending August 23, 2002. The vesting and exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed ten years from the date of Grant. Options are exercisable once vested. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

Proposal No. 6   PROPOSAL  AUTHORIZING  THE BOARD OF  DIRECTORS  TO CHANGE
                 THE  CORPORATE  NAME OF THE  COMPANY,  IF AND WHEN THEY
                 BELIEVE  IT  IS  APPROPRIATE,  PRUDENT,  AND  IN  THE  BEST
                 INTERESTS  OF  ALANCO  AND  ITS  SHAREHOLDERS.  THIS
                 AUTHORIZATION WILL BE IN EFFECT UNTIL DECEMBER 31, 2005.

The Board of Directors recommends Shareholder approval of an Amendment to the Company's Articles of Incorporation authorizing a change of the corporate name of the Company. The purpose of this proposed name change is to have the corporate name more accurately depict the Company's current and future business activities. This authorization would allow the Company's Board of Directors to change the corporate name of the Company, if and when they believe it is appropriate, prudent, and in the best interests of Alanco and its Shareholders. If the Board of Directors has not effected the action contemplated hereunder by December 31, 2005, this authorization will cease.

                               INDEPENDENT AUDITOR

Semple & Cooper, LLP, Phoenix, Arizona, was appointed as the Company's Independent Auditor for the fiscal years ended June 30, 2000, 2001, and 2002. The Company anticipates the appointment of Semple & Cooper, LLP to audit the Company's financial statements for the fiscal year ending June 30, 2003. A representative of Semple & Cooper, LLP is expected to attend the Shareholders' Meeting and will have an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

                         REQUEST FOR COPY OF FORM 10-KSB

Shareholders may view a copy of the Form 10-KSB online via the Company's website at www.alanco.com, or may receive a copy, without charge, via e-mail request to alanco@alanco.com, by calling the company at (480) 607-1010, Ext. 857, or by writing to the Company, to the attention of the Company's Corporate Secretary at 15575 N. 83rd Way, Suite 3, Scottsdale, Arizona 85260.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING;
                   DISCRETIONARY AUTHORITY; OTHER BUSINESS

Any shareholder who intends to present a proposal at the annual meeting of shareholders for the year ending June 30, 2003 and have it included in the Company's proxy materials for that meeting generally must deliver the proposal to us for our consideration not less than 120 calendar days in advance of the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting of security holders and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In accordance with the above rule, the applicable proposal submission deadline for the 2003 annual meeting of shareholders would be May 22, 2003.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals properly presented at the Meeting, except in circumstances where (i) the Company receives notice of the proposed matter a reasonable time before the Company begins to mail its proxy materials (including this proxy statement), and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

The Board of Directors is not aware of any other business to be considered or acted upon at the Meeting other than that for which notice is provided, but in the event other business is properly presented at the Meeting, requiring a vote of shareholders, the proxy will be voted in accordance with the judgment on such matters of the person or persons acting as proxy (except as described in the preceding paragraph). If any matter not appropriate for action at the Meeting should be presented, the holders of the proxies shall vote against the consideration thereof or action thereon.





                                                          ADELE L. MACKINTOSH
                                                               SECRETARY
Scottsdale, Arizona
September 19, 2002